UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2019

GENESCO INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)

(615) 367-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 1, 2019, Genesco Inc. (the “Company”) announced that Mimi Eckel Vaughn, 53, has been named chief operating officer of the Company, effective May 1, 2019. In addition to her new role, Vaughn will continue to serve as the Company’s chief financial officer, until a new chief financial officer is appointed.

Vaughn joined the Company as vice president-strategy and business development in 2003, was promoted to senior vice president-strategy and business development in 2006, and was named senior vice president-strategy and shared services in 2009. She was named senior vice president-finance and chief financial officer of the Company in February 2015.

As previously reported on January 17, 2018, Vaughn will receive an annual base salary as chief operating officer of $650,000. Her target annual incentive award under the Company’s EVA Incentive Plan will be $520,000. Except as set forth in the two preceding sentences, the Company has not entered into new or amended compensatory plans, contracts or arrangements with, or made any grant or award or modification thereto to, Vaughn as of the date hereof. However, the Company may enter into new or amended plans, contracts or arrangements with, or make a grant or award to, Vaughn at a later date.

A press release by the Company announcing the appointment is attached to this report as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release dated May 1, 2019, issued by Genesco Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: May 1, 2019	By:	/s/ Mimi E. Vaughn
	Name:	Mimi E. Vaughn
	Title:	Senior Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated May 1, 2019, issued by Genesco Inc.